UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 13, 2012

Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)

(650) 802-7888
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2012, on September 14, 2012, Communication Intelligence Corporation (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”). Under the terms of the Subscription Agreements, the Investors purchased $1,103,000 of unsecured convertible promissory notes (each a “Note,” and, collectively, the “Notes”), and, subject to the satisfaction of certain closing conditions, agreed to purchase at a subsequent closing (the “Final Closing”) additional shares of Series D-2 Preferred Convertible Stock (“Series D-2 Preferred Stock”) at a purchase price of $1.00 per share.  The Series D-2 Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $0.05 per share (subject to adjustment).  On November 15, 2012, the Company completed the Final Closing of the Financing, issuing an aggregate of approximately 2,204,000 shares of Series D-2 Preferred Stock under the terms of the Subscription Agreements, through both the conversion of the Notes and the sale of additional shares of Series D-2 Preferred Stock.  In addition to the above issuances, as described in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on September 20, 2012, at the Final Closing approximately $1,057,000 in aggregate principal and accrued interest of certain other outstanding convertible promissory notes was automatically converted into shares of Series D-2 Preferred Stock at a conversion price of $1.00 per share (the “Automatic Conversion”).

Pursuant to the terms of an Agreement to Amend and Convert Unsecured Convertible Promissory Notes (the “Agreement to Amend and Convert”), holders of certain outstanding convertible promissory notes also had previously agreed to convert at the Final Closing approximately $1,110,000 in aggregate principal and accrued interest into shares of Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”) at a conversion price of $1.00 per share. The Series D-1 Preferred Stock is convertible into shares of the Common Stock at an initial conversion price of $0.0225 per share (subject to adjustment).  These shares of Series D-1 Preferred Stock were issued at the Final Closing. The transactions contemplated by the Subscription Agreements, the Automatic Conversion, and the Agreement to Amend and Convert are referred to herein as the “Financing”.

In total, in connection with the Financing, the Company issued at the Final Closing approximately 3,261,000 shares of Series D-2 Preferred Stock, approximately 1,110,000 shares of Series D-1 Preferred Stock and warrants to purchase an aggregate of 3,000,000 shares of common stock at an initial exercise price of $0.05.

Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles or Bylaws; Change in Fiscal Year

On November 13, 2012, the Company filed with the Delaware Secretary of State a Certificate of Designation of Series D Convertible Preferred Stock (“Series D Certificate of Designation”), which Series D Certificate of Designation provides for the rights, preferences, and privileges of the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock issued in the Financing. The rights, preferences, and privileges of the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock are described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 22, 2012.

On November 13, 2012, the Company also filed with the Delaware Secretary of State an Amended and Restated Certificate of Designation of Series C Participating Convertible Preferred Stock, a Second Amended and Restated Certificate of Designation of Series B Participating Convertible Preferred Stock, and a Third Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock.  The primary purpose of these certificates of designation was to clarify that the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock authorized by the Series D Certificate of Designation and issued in the Financing are superior to the outstanding shares of Series C Preferred Stock, Series B Preferred Stock, and Series A-1 Preferred Stock in liquidation preference and payment of dividends.

The Series D Certificate of Designation, the Amended and Restated Certificate of Designation of Series C Participating Convertible Preferred Stock, the Second Amended and Restated Certificate of Designation of Series B Participating Convertible Preferred Stock, and the Third Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock were previously approved by a majority of the outstanding shares of each of the Series C Preferred Stock, Series B Preferred Stock, and Series A-1 Preferred Stock acting by written consent.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 13, 2012, the Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders voted upon (i) the election of five directors, (ii) a proposal to amend the Company’s Certificate of Incorporation to increase the number of shares of authorized capital stock, (iii) an amendment to the Company’s 2011 Stock Compensation Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan, and (iv) ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent auditors for the year ending December 31, 2012. The stockholders elected each of the director nominees, approved the amendment to the Company’s Certificate of Incorporation, approved the amendment to the Company’s 2011 Stock Compensation Plan, and approved the ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent auditors for the fiscal year ending December 31, 2012.

As of September 24, 2012, the record date for the Annual Meeting, the Company had 224,473,860 shares of Common Stock outstanding, 915,625 shares of Series A-1 Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”) outstanding, 9,570,180 shares of Series B Participating Convertible Preferred Stock (“Series B Preferred Stock”) outstanding, and 3,972,584 shares of Series C Participating Convertible Preferred Stock (“Series C Preferred Stock”) outstanding.  Shares of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have no separate vote by class except as provided under the provisions of the Company’s Certificate of Incorporation or as required by applicable law, and instead vote with the holders of Common Stock on an as-converted basis. As of the record date, each share of Series A-1 Preferred Stock was convertible into 7.1429 shares of Common Stock, each share of Series B Preferred Stock was convertible into 23.0947 shares of Common Stock and each share of Series C Preferred Stock was convertible into 44.4444 shares of Common Stock. Accordingly, as of the record date, the 915,625 outstanding shares of Series A-1 Preferred Stock were convertible into 6,540,218 shares of Common Stock, the 9,570,180 outstanding shares of Series B Preferred Stock were convertible into 221,020,436 shares of Common Stock, and the 3,972,584 outstanding shares of Series C Preferred Stock were convertible into 176,559,068 shares of Common Stock. Thus, the holders of Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were entitled to 6,540,218, 221,020,436, and 176,559,068 votes, respectively, for their shares of Preferred Stock.  Shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock representing an aggregate of 519,195,169 votes on an as-converted basis, or 82.59%, were voted in person or by proxy at the 2012 Annual Meeting.

With the exception of the election of directors Philip Sassower, Andrea Goren and Stanley Gilbert to the Company’s Board of Directors, who are elected only by the holders of the Company’s Series B Preferred Stock and Series C Preferred Stock under the provisions of the Company’s Certificate of Incorporation, all matters voted on by the Company’s stockholders at the Annual Meeting were voted on by the holders of the Company’s Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together on an as-converted basis.  The table below sets forth information regarding the results of the voting at the Annual Meeting.

Proposal 1:  Election of Directors

The stockholders voted to elect the following individuals as directors for a one-year term as follows (shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock presented together on an as-converted basis):

Nominees	For	Withheld	Broker Non Votes
Mr. Jeffrey Holtmeier	427,817,356	5,890,607	85,487,206
Mr. David Welch	424,235,177	9,472,786	85,487,206

The stockholders voted to elect the following individuals as directors for a one-year term as follows (shares of Series B Preferred Stock and Series C Preferred Stock presented together on an as-converted basis):

Nominees	For	Withheld	Broker Non Votes
Mr. Philip Sassower	318,437,676	0	0
Mr. Andrea Goren	318,437,676	0	0
Mr. Stanley Gilbert	318,437,676	0	0

Proposal 2:  Approval of the Amendment to the Company’s Certificate of Incorporation

The stockholders voted to approve the Amendment to the Company’s Certificate of Incorporation as follows (shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock presented on an as-converted basis):

	For	Against	Abstain	Broker Non Votes
Common Stock	178,665,313	13,791,448	1,760,515	0
Series A-1 Preferred Stock	6,540,217	0	0	0
Series B Preferred Stock	181,540,115	0	0	0
Series C Preferred Stock	136,897,561	0	0	0
Total	503,643,206	13,791,448	1,760,515	0

Proposal 3:  Approval of the Amendment to the Company’s 2011 Stock Compensation Plan

The stockholders voted to approve the amendment to the Company’s 2011 Stock Compensation Plan as follows (shares of Common Stock and shares of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock presented on an as-converted basis presented on an as-converted basis):

	For	Against	Abstain	Broker Non Votes
Common Stock	98,758,677	9,664,564	306,829	85,487,206
Series A-1 Preferred Stock	6,069,143	471,074	0	0
Series B Preferred Stock	179,373,763	2,166,352	0	0
Series C Preferred Stock	132,837,833	4,059,728	0	0
Total	417,039,416	16,361,718	306,829	85,487,206

Proposal 4:  Ratification of Auditors

The stockholders ratified the appointment of PMB Helin Donovan, LLP as the Company's independent auditors for the year ending December 31, 2012 (shares of Common Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock presented together on an as-converted basis):

For	Against	Abstain
501,881,401	9,592,194	7,721,574

Item 7.01                      Regulation FD Disclosure

On November 16, 2012, the Company issued a press release announcing the Company’s closing of the Financing.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1  Press Release dated November 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation

Date: November 16, 2012	By:	/s/ Andrea Goren

Andrea Goren
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated November 16, 2012